UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 28, 2006

Date of Report (Date of earliest event reported)

SIRENZA MICRODEVICES, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-30615	77-0073042
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 S. TECHNOLOGY COURT, BROOMFIELD, CO 80021

(Address of principal executive offices, including zip code)

(303) 327-3030

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Cash Incentive Plan. On January 28, 2006, the Compensation Committee of the Board of Directors of Sirenza Microdevices, Inc. (the "Company") approved a cash incentive plan pursuant to which exempt employees of the Company, including, without limitation, certain executive officers, will be eligible to receive a one-time cash incentive payment in the event that the Company meets specified performance targets in its first and second fiscal quarters of 2006 combined, as announced to the public with the Company's overall financial results for those quarters (the "Bonus Plan"). The Bonus Plan is subject to the terms and conditions contained in the Company's General Incentive Plan Terms and Conditions, which were also adopted by the Compensation Committee on January 28, 2006 and are attached to this report as Exhibit 99.1.

The Bonus Plan is intended to reward eligible employees for profitable growth the Company may achieve during the plan period, based on (i) achievement of specific levels of pro forma income ("PFI") in the first and second quarter of 2006 as announced to the public with the Company's overall financial results for those periods in 2006, and (ii) the growth, if any, in the Company's revenue for this same period as compared to the corresponding period in 2005 (growth by a targeted percentage amount or more will cause the size of any incentive pool otherwise earned to be increased by 10%). The exact amounts of the performance targets have been omitted from this summary as they are specific quantitative performance related-factors involving confidential commercial or business information, the disclosure of which would have an adverse effect on the Company.

PFI is calculated by taking the Company's net income for a given period as calculated in accordance with GAAP, and then excluding the effect of regularly reported non-cash charges and infrequent or unusual events, including, without limitation, charges for the amortization of acquisition-related intangible assets, compensation expenses related to employee equity awards, costs associated with litigation settlements, restructuring charges, the write-off of deferred equity financing costs and expenses related to abandoned merger and acquisition activities. The effect of any incentives paid under the Bonus Plan will not be included in the calculation of PFI for purposes of determining the appropriate level of funding of the incentive pool, if any.

The size of any incentive pool funded under the Bonus Plan will depend on:

  the persons eligible to participate in the plan as of the end of the period (the maximum incentive pool as of the beginning of the period may change as the group of eligible employees and their respective maximum bonus potential changes through new hires, attrition and changes in pay grade between now and the end of the period);
  the Company's achievement against the targeted level of PFI in Q1 and Q2 2006 combined; and
  whether the Company's revenue for this period grows by the targeted percentage amount or more compared to the same period in 2005.

There is no minimum incentive pool funding level, and it is possible that no incentive pool will be funded. Incentive pool funding begins at achievement of 60% of the PFI target for the full plan period, and increases proportionately thereafter to the extent that further achievenet toward the full plan PFI target occurs. As of January 1, 2006, the maximum potential incentive pool that could be funded if the PFI target is met or exceeded would be $1,309,530. If, in addition, the targetd revenue growth percentage was achieved or surpassed during the plan period, any incentive pool funded through PFI achievement would be increased by 10%.

Awards and payout of any incentive pool created would not occur until the third quarter of 2006. The amount of any employee's individual award under the Bonus Plan will be determined by management (or in the case of executive officers, the Compensation Committee of the Board of Directors) in its discretion at the time of the awards based on a variety of factors, including, without limitation, the employee's individual performance and contribution to the Company's success, the contribution of each division or department and the Company's performance overall.

Grants of Restricted Stock Purchase Rights. Effective January 30, 2006, the Compensation Committee approved the grant and issuance under the Company's Amended and Restated 1998 Stock Plan of rights to purchase shares of restricted common stock, both in recognition of the Company's achievements in 2005 and as a retention device in future periods, to more than 100 employees identified as key contributors. Each such award has a 30-day term and is evidenced by a Notice of Grant. The underlying stock is purchasable by the employee's execution of an attached Restricted Stock Purchase Agreement with the Company and payment of a purchase price of $0.001 per share through services rendered during the period of the reacquisition right described below. These agreements provide the Company with a right of reacquisition on the restricted stock at no cost to the Company upon termination of the employee's employment, which reacquisition right will lapse as to 40% of such shares on the date that is six months following the grant date, and as to the remaining 60% of such shares on the one-year anniversary of the grant date, in each case so long as the recipient remains employed by the Company through such date. The reacquisition right lapses as to 100% of the subject shares in the event that the recipient ceases to be employed by the Company by reason of death, disability, termination for convenience or a reduction in force. Included in these grants were rights to purchase 10,000, 7,500, 3,300, 5,400 and 4,500 shares, respectively, granted to the following executive officers of the Company: Robert Van Buskirk, President and Chief Executive Officer, Charles Bland, Chief Financial Officer, Gerald Hatley, Vice President, Controller and Chief Accounting Officer, Norm Hilgendorf, Chief Strategy Officer, and Clay Simpson, Vice President and General Counsel. The form of the restricted stock purchase right is attached hereto as Exhibit 99.2, and the above summary is qualified in its entirety by reference to said exhibit.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit

Number Description of Document
    General Incentive Plan Terms and Conditions
    Form of Restricted Stock Purchase Right

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRENZA MICRODEVICES, INC.

By: /s/ Clay B. Simpson

Clay B. Simpson

Vice President, General Counsel and Secretary

  Date:  February 1, 2006